UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 31, 2017

FB Financial Corporation
(Exact name of registrant as specified in its charter)

Tennessee	001-37875	62-1216058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
211 Commerce Street, Suite 300, Nashville, TN	37201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(615) 564-1212

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2017, the Board of Directors (the “Board”) of FB Financial Corporation (the “Company”) increased the size of the Board from seven directors to ten directors and elected J. Jonathan Ayers, James L. Exum and Emily J. Reynolds, three individuals currently serving on the board of directors of the Company’s wholly-owned banking subsidiary, to fill the resulting vacancies, effective April 1, 2017.

Each of the new directors will receive the non-employee director compensation approved by the Compensation Committee and the Board from time to time.  The Board has affirmatively determined that each of Mr. Exum and Ms. Reynolds qualify as an independent director as defined by the listing standards of the New York Stock Exchange and the Company’s corporate governance guidelines. At this time, the new directors have not been appointed to any committee of the Board.  Mr. Jonathan Ayers and Ms. Reynolds were designated by Mr. James W. Ayers, our executive chairman and controlling shareholder, pursuant to that certain Shareholder’s Agreement, dated September 15, 2016, by and between the Company and Mr. James W. Ayers. Mr. Jonathan Ayers is the son of Mr. James W. Ayers.

The Company is a party to an aircraft time sharing agreement with Hawker Aviation Services (“Hawker”), a company owned by Mr. James W. Ayers and Mr. J. Jonathan Ayers, pursuant to which the Company has the right to use, from time to time, an aircraft leased and operated by Hawker. Hawker bills the Company for its usage of the aircraft based on hours of use and certain operating costs. During the year ended December 31, 2016, the Company paid Hawker $313,000 under the aviation timesharing agreement for the use of the aircraft.  In addition, the Company leases office space from entities owned by Mr. James W. Ayers and Mr. J. Jonathan Ayers.  The aggregate amount paid by the Company under these leases was $522,000 for the year ended December 31, 2016.

Ruth Johnson also notified the Board of the Company that she intends to retire as a member of the Boards of Directors of the Company and FirstBank, effective on the date of the 2017 Annual Meeting. Upon Ms. Johnson’s retirement, the size of the Company Board will decrease from ten to nine.  Ms. Johnson has served on the Board since 2013 and our bank board since 2004, and the Company is grateful for Ms. Johnson’s leadership and commitment to the success of the Company during her tenure as a director of the Company and FirstBank.

The Company’s press release announcing the election of Mr. Ayers, Mr. Exum and Ms. Reynolds is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits.

(d)        Exhibits.

   99.1     Press Release issued by FB Financial Corporation, dated April 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FB Financial Corporation
(Registrant)

Date:	April 6, 2017
		By:	/s/ James R. Gordon
James R. Gordon
Chief Financial Officer

EXHIBIT INDEX

Exhibit                Description

99.1                      Press Release issued by FB Financial Corporation, dated April 6, 2017